SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Under Rule 14a-12

Asia Pacific Fund Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY COPY

THE ASIA PACIFIC FUND, INC.

GATEWAY CENTER THREE

NEWARK, NEW JERSEY 07102-4077

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of The Asia Pacific Fund, Inc. (the Fund) will be held on August 10, 2005 (the Meeting), at 9:00 a.m., at the offices of Sullivan & Cromwell LLP, 125 Broad Street-33rd Floor, New York, New York 10004, for the following purposes:

1. To elect three Directors.

2. To approve the Investment Management Agreement between the Fund and Baring Asset Management (Asia) Limited.

3. To consider and act upon any other business as may properly come before the Meeting or any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on June 30, 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof.

Deborah A. Docs
Secretary

Dated: July 5, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING IN YOUR PROXY PROMPTLY.

THE ASIA PACIFIC FUND, INC.

GATEWAY CENTER THREE

NEWARK, NEW JERSEY 07102-4077

PROXY STATEMENT

This Proxy Statement is furnished by the Board of Directors of The Asia Pacific Fund, Inc. (the Fund) in connection with its solicitation of proxies for use at the Annual Meeting of Stockholders to be held on August 10, 2005 (the Meeting) at 9:00 a.m., at the offices of Sullivan & Cromwell LLP, 125 Broad Street-33rd Floor, New York, New York 10004. The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting.

It is expected that the Notice of Annual Meeting, Proxy Statement and form of proxy will first be mailed on or about July     , 2005 to stockholders of record. The Fund will furnish its most recent annual report without charge to a stockholder upon request to Deborah A. Docs at the Fund’s address stated above or by calling (toll-free) The Altman Group, the Fund’s shareholder servicing agent, at 1-(888) 4-ASIA-PAC.

If the accompanying form of proxy is executed properly and returned, shares represented by it will be voted at the Meeting in accordance with the instructions on the proxy. If you return your signed proxy without instruction, your shares will be voted (i) for the election of three Directors, (ii) the approval of the Investment Management Agreement and (iii) at the discretion of the persons named as Proxies, on any other matter that may properly come before the Meeting or any postponement or adjournment thereof. A proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Fund or by attendance at the Meeting.

Approval of the election of three directors requires the affirmative vote of a majority of the outstanding shares of the Fund. If sufficient votes to elect Directors are not received, the persons named as Proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares present at the Meeting or represented by Proxy and voting on the item. When voting on a proposed adjournment, the persons named as Proxies will vote for the proposed adjournment all shares that they are entitled to vote with respect to the election, unless directed to vote against the Board of Directors’ recommendation with respect to the election, in which case such shares will be voted against the proposed adjournment. Approval of the Investment Management Agreement requires the affirmative vote of a majority of the Fund’s outstanding voting securities, which for the purpose of Proposal No. 2 means the holders of: (i) more than 50% of the outstanding shares of the Fund; or (ii) 67% or more of the shares present if more than 50% of the shares are present at the meeting in person or by proxy, whichever is less.

The Fund intends to treat properly executed proxies that are marked “withhold authority” as “present” for purposes of determining the existence of a quorum for the transaction of business. Under Maryland law, however, such abstentions do not constitute a vote “for” or “against” a matter, but will have the effect of a negative vote.

The close of business on June 30, 2005 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. On that date, the Fund had                      shares of common stock outstanding and entitled to vote. The presence in person or by proxy of the holders of one-third of the shares of common stock entitled to be cast at the meeting shall constitute a quorum. As of May 31, 2005, to the best of the Fund’s knowledge, no person was a beneficial owner of more than 5% of the Fund’s shares.

The Investment Manager of the Fund is Baring Asset Management (Asia) Limited, 1901 Edinburgh Tower, 15 Queen’s Road Central, Hong Kong, and the Administrator of the Fund is Prudential Investments LLC (PI), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077.

The expense of solicitation will be borne by the Fund and will include reimbursement of brokerage firms and others for expenses in forwarding proxy solicitation material to beneficial owners. The solicitation of proxies will be largely by mail but may include, without cost to the Fund, telephonic, telegraphic or oral communications by regular employees of PI. In addition, the Fund’s Board of Directors has authorized management to retain a proxy solicitation firm to assist in the solicitation of proxies for the Meeting. Management has selected Georgeson Shareholder Communications Inc. as the proxy solicitation firm (the Proxy Solicitation Firm). The cost of solicitation by the Proxy Solicitation Firm is $4,500 in fees, plus out-of-pocket expenses, and will be borne by the Fund.

ELECTION OF DIRECTORS

(Proposal No. 1)

The Fund’s Charter and Bylaws provide that the Board of Directors is divided into three classes of Directors, as nearly equal in number as possible. Each Director serves for a term of three years, with one class being elected each year. Each year the term of office of one class will expire.

At the Meeting, three Class I Directors will be elected to serve for the ensuing three years, ending in 2008, and until their successors have been duly elected and qualified. It is the intention of the persons named in the enclosed proxy to vote in favor of the election of Messrs. Chaipravat, Downey and McFarland (the nominees). Each of the nominees has consented to being named in this Proxy Statement and to serve as a Director if elected. Each of the Class I nominees is currently a Class I Director of the Fund. The Board of Directors has no reason to believe that any of the nominees named above will become unavailable for election as a Director, but if that should occur before the Meeting, proxies will be voted for such persons as the Directors may recommend. Mr. McFarland was recommended by an Independent Director (as defined below) to the Fund’s Governance and Nominating Committee and was elected by the Board of Directors on January 18, 2005. All of the Fund’s other Directors were previously elected by stockholders.

Article III, Section 2(c) of the Fund’s Bylaws (the Qualification Bylaw) requires, among other things, that to be eligible for nomination as a Director, an individual must have either (i) a substantial connection of a type specified with any country in the Asia Pacific region in which the Fund may make equity investments, or (ii) be, or previously have been, connected in a specified manner with the investment adviser or administrator (or any of their affiliates). The Governance and Nominating Committee of the Board of Directors determines whether an individual so qualifies and has determined that each of the nominees named above satisfies the Qualification Bylaw requirements.

MANAGEMENT OF THE FUND

Information pertaining to the Directors of the Fund is set forth below. Directors who are not deemed to be “interested persons” of the Fund as defined in the Investment Company Act of 1940, as amended (the 1940 Act) are referred to as “Independent Directors.” Directors who are deemed to be “interested persons” of the Fund are referred to as “Interested Directors.” The “Fund Complex” consists of the Fund and any other investment companies managed by the Investment Manager.

Class I Directors*

(Nominees for Election for Term Expiring 2008)

Name, Address** and Age	Position(s) With Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by the Director****
Independent Directors
Olarn Chaipravat (60)	Director (Class I*)	Since 1986	Formerly, President and Chief Executive Officer (October 1992-January 1999), Director and Senior Executive Vice President (July 1990-September 1992) and Senior Executive Vice President (September 1987-June 1990), The Siam Commercial Bank, Public Company Limited, Thailand.	1	—

Michael J. Downey (61)	Director and Chairman (Class I*)	Since 1986 Since 1999	Private Investor. Formerly, Managing Partner, Lexington Capital LLC (1997-2004).	1	Trustee of the Merger Fund and Director of 67 portfolios in the Alliance Capital L.P. Mutual Fund Complex.

Duncan M. McFarland (61)	Director (Class I*)	Since 2005	Formerly, Managing Partner and Chief Executive Officer, Wellington Management Company, LLP (1994-2004); Trustee, Financial Accounting Foundation (since 2001).	1	Director of Gannett Co., Inc.

Other Directors

Name, Address** and Age	Position(s) With Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by the Director****
Independent Directors
Robert H. Burns (76)	Director (Class II*)	Since 1986	Chairman, Robert H. Burns Holdings Limited (an investment business), Hong Kong. Formerly, Chairman and Chief Executive Officer, Regent International Hotels Limited, Hong Kong.	1	—

Douglas Tong Hsu (62)	Director (Class II*)	Since 1986	Chairman and Chief Executive Officer, Far Eastern Textile Ltd., Taiwan.	1	—

Nicholas T. Sibley (67)	Director (Class III*)	Since 2001	Fellow of the Institute of Chartered Accountants in England and Wales, Chairman of Aquarius Platinum Ltd. and Director of Corney and Barrow Group Ltd.	1	—

David G. P. Scholfield (61)	Director (Class II*)	Since 1988	Formerly, Managing Director, Hong Kong (May 1998-September 2004), The Bank of Bermuda Limited.	1	—
Interested Directors
David J. Brennan (47)***	Director (Class III*)	Since 1990	Chairman and Chief Executive Officer of Baring Asset Management Limited; Chairman of Baring Asset Management Holdings, Inc.; Chairman of Baring Asset Management (Asia), Ltd.; Chairman of Baring Asset Management, Inc.; Chairman and Chief Executive Officer of Baring International Investment Ltd.; and Non-Executive Director of Baring Asset Management (Japan) Ltd.; and Chairman of MassMutual Holdings (Bermuda) Ltd. Formerly,	1	Vice Chairman & Member of Board of Managers of Babson Capital Management LLC

Name, Address** and Age	Position(s) With Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by the Director****
			Chairman and Chief Executive Officer of Baring Asset Management Holdings Ltd. (until March 31, 2005); Chairman of Barings (Guernsey) Ltd. (until March 29, 2005); Chairman of Baring Fund Managers Ltd. (until April 30, 2002); and Director of Baring Global Fund Managers Ltd. (until March 25, 2002).

Robert F. Gunia (58)***	Director (Class III*), Vice President and Treasurer	Since 1988 Since 1989 Since 1999	Chief Administrative Officer (since June 1999) of PI; Executive Vice President (since December 1996) of PI; President (since April 1999), of Prudential Investment Management Services LLC (PIMS); Director, Executive Vice President and Chief Administrative Officer (since May 2003) of American Skandia Investment Services, Inc., American Skandia Advisory Services, Inc., and American Skandia Fund Services, Inc.; Executive Vice President (since March 1999) and Treasurer (since May 2000) of Prudential Mutual Fund Services LLC; and Vice President of 166 funds in the Prudential Mutual Fund Complex.	1	Director of 166 funds in the Prudential Mutual Fund Complex.

*	The Fund’s Charter and Bylaws provide that the Board of Directors is divided into three classes of Directors, as nearly equal in number as possible. Each Director serves for a term of three years, with one class being elected each year. Each year the term of office of one class will expire; current Class I, II and III directorships expire in 2005, 2006, and 2007, respectively.
**	The address of the Directors and Officers is: c/o Prudential Investments LLC, Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077.
***	Mr. Brennan is an “interested” Director, as defined in the 1940 Act, because of his employment with the Investment Manager, and Mr. Gunia is an “interested” Director because he is an officer of the Fund.
****	This column includes only directorships of companies required to register or file reports with the SEC under the Securities Exchange Act of 1934 (the Exchange Act) (i.e., “public companies”) or other investment companies registered under the 1940 Act.

The Fund pays each of its Directors who is not an interested person (as defined in the 1940 Act) of the Investment Manager or PI an annual fee of US$12,000, plus US$1,000 for each Board meeting attended. In addition, members of the Audit and Governance and Nominating Committees receive US$1,000 for each Committee meeting attended outside of the regular board schedule. The Chairman of the Fund and of each Committee is paid an additional amount of US$2,500 annually. The Fund reimburses all Directors and officers attending board meetings for their out-of-pocket travel expenses. The Board of Directors does not have a compensation committee.

The following table sets forth the aggregate compensation paid to the Directors by the Fund and the aggregate compensation paid to Directors for service on the Fund’s board and that of all other registered investment companies managed by the Investment Manager (Fund Complex) during the Fund’s fiscal year ended March 31, 2005.

Director Compensation Table

Name	Aggregate Compensation From Fund	Pension or Retirement Benefits Accrued As Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Fund and Fund Complex Paid to Directors
Independent Directors
Robert H. Burns	$13,500	None	N/A	$13,500
Olarn Chaipravat	12,500	None	N/A	12,500
Michael J. Downey	19,000	None	N/A	19,000
Douglas Tong Hsu	13,500	None	N/A	13,500
Duncan M. McFarland	3,000	None	N/A	3,000
David G. P. Scholfield	15,000	None	N/A	15,000
Nicholas T. Sibley	16,500	None	N/A	16,500

Interested Directors
David J. Brennan	—	None	N/A	—
Robert F. Gunia	—	None	N/A	—

Director Share Ownership Tables

The following table sets forth the dollar range of equity securities in the Fund beneficially owned by each Director, and, on an aggregate basis, in all registered investment companies overseen by each Director in the “Family of Investment Companies”* as of May 31, 2005.

Name of Director	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen By Director in Family of Investment Companies
Independent Directors
Robert H. Burns	none	none
Olarn Chaipravat	none	none
Michael J. Downey	over $100,000	over $100,000
Duncan M. McFarland	over $100,000	over $100,000
Douglas Tong Hsu	none	none
David G. P. Scholfield	over $100,000	over $100,000
Nicholas T. Sibley	none	none

Interested Directors
David J. Brennan	none	none
Robert F. Gunia	$10,001 – $50,000	$10,001 – $50,000

*	The term “Family of Investment Companies” means any two or more registered investment companies that share the same investment adviser as the Fund and hold themselves out to investors as related companies for purposes of investment and investor services.

As of May 31, 2005, the Directors and Officers of the Fund as a group beneficially owned less than 1% of the outstanding shares of common stock of the Fund.

None of the Independent Directors nor any of their Immediate Family Members owned any securities, beneficially or of record, in the Investment Manager or persons (other than registered investment companies) directly or indirectly “controlling,” “controlled by,” or “under common control with” (within the meaning of the 1940 Act) the Investment Manager as of May 31, 2005. The term “Immediate Family Member” means a person’s spouse; child residing in the person’s household (including step and adoptive children); and any dependent of the person, as defined in Section 152 of the Internal Revenue Code of 1986, as amended.

The Board of Directors has adopted a process for stockholders to send communications to the Board. To communicate with the Board of Directors or an individual Director of the Fund, a stockholder must send a written communication to the Fund’s principal office at the address listed in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement, addressed to the Board of Directors or the individual Director, as the case may be, c/o the Chief Compliance Officer. All stockholder communications received in accordance with this process will be forwarded to the Board of Directors or the individual Director, as the case may be.

Certain Directors of the Fund, including one of the nominees, reside outside the United States, and substantially all the assets of such persons are located outside the United States. It may not be possible, therefore, for investors to effect service of process within the United States upon such persons or to enforce against them, in United States courts or foreign courts, judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States or the laws of the State of Maryland. In addition, it is not certain that a foreign court would enforce, in original actions or in actions to enforce judgments obtained in the United States, liabilities against such persons predicated solely upon the federal securities laws.

There were three regularly scheduled meetings of the Fund’s Board of Directors for the fiscal year ended March 31, 2005. For the fiscal year ended March 31, 2005, all Directors other than Messrs. Burns and Brennan attended at least 75% of the aggregate of the total number of meetings of the Board of Directors, the Audit Committee and the Governance and Nominating Committee, as applicable. The Fund does not have a policy that requires a Director to attend the Fund’s annual meeting of stockholders. Mr. Downey, Chairman of the Board, attended the prior year’s annual meeting of stockholders.

Committees of the Board of Directors

The Audit Committee

The Board of Directors has established a separately designated Audit Committee to oversee the accounting and financial reporting processes of the Fund and audits of its annual financial statements. The Audit Committee operates pursuant to a written charter that the Board of Directors has adopted. The Audit Committee consists of the following Independent Directors: Messrs. Burns, Downey, McFarland, Scholfield and Sibley. Such members are also “independent” as such term is defined in the New York Stock Exchange Listing Standards. The Audit Committee met three times during the fiscal year ended March 31, 2005.

With respect to the Fund’s fiscal year ended March 31, 2005, the Audit Committee approved the engagement of the independent registered public accounting firm (independent accountants) and reviewed with the independent accountants the plan and results of the audit engagement and matters having a material effect upon the Fund’s financial operations. In accordance with Independence Standards Board Standard No. 1, Ernst & Young LLP (E&Y), the Fund’s independent accountants, have confirmed to the Audit Committee that they are independent accountants with respect to the Fund. The report of the Audit Committee, dated May 18, 2005, is attached to this proxy statement as Exhibit A.

Beginning with audit and non-audit service contracts entered into on or after May 6, 2003, the Fund’s Audit Committee policies and procedures require the pre-approval of all audit and non-audit services provided to the Fund by the Fund’s independent accountants. The Fund’s Audit Committee policies and procedures also require pre-approval of any audit and non-audit services to be provided to the Investment Manager or any entity controlling, controlled by, or under common control, with the Investment Manager (“Service Affiliate”) to the extent that these services are directly related to the operations and financial reporting of the Fund. In considering the independence of E&Y, the Audit Committee was informed that E&Y did not furnish any non-audit services to the Investment Manager or any Service Affiliate.

The Audit Committee of the Board of Directors has appointed, and a majority of directors who are not “interested persons” of the Fund (as defined in the 1940 Act) has ratified, E&Y to continue as the independent accountants of the Fund for the fiscal year ending March 31, 2006. The firm of E&Y has extensive experience in investment company accounting and auditing. It is not expected that a representative of E&Y will be present at the Meeting to make a statement or respond to questions.

Audit Fees. E&Y audited the annual financial statements of the Fund for its fiscal years ended March 31, 2004 and 2005, and the audit fees were $44,000 and $48,000, respectively. E&Y did not receive any audit-related fees, tax fees or any other fees for services to the Fund, the Investment Manager or any Service Affiliate for the two fiscal years ended March 31, 2005.

The Governance and Nominating Committee

The Board of Directors also has a Governance and Nominating Committee. The Committee consists of the following Independent Directors: Messrs. Burns, Downey and Scholfield. The Committee met twice during the fiscal year ended March 31, 2005. The Fund’s Board of Directors has adopted a charter for its Committee, a copy of which is attached as Exhibit B. Pursuant to the charter, the Committee identifies, evaluates and selects and nominates, or recommends to the Board of Directors, candidates for the Board. It also determines whether candidates satisfy the qualifications set forth in the Qualification Bylaw and any other standards or qualifications it may set for Directors. The Committee may consider candidates as Directors submitted by current Directors, the Fund’s officers, investment manager or administrator, Fund stockholders and other sources the Committee deems appropriate.

The Committee will consider candidates submitted by a stockholder or group of stockholders who have beneficially owned at least 5% of the Fund’s outstanding common stock for at least two years at the time of submission and who timely provide specified information about the candidates and the nominating stockholder or group. To be timely for consideration by the Committee, the submission, including all required information, must be submitted in writing to the Fund, to the attention of the Secretary, at the principal executive offices of the Fund not less than 120 calendar days before the date of the proxy statement for the previous year’s annual meeting of stockholders. The Committee will consider only one candidate submitted by such a stockholder or group for nomination for election at an annual meeting of stockholders. The Committee will not consider self-nominated candidates.

The Committee will consider and evaluate candidates submitted by stockholders on the basis of the same criteria as those used to consider and evaluate candidates submitted from other sources. These criteria include the candidate’s relevant knowledge, experience, expertise, the candidate’s satisfaction of the Qualification Bylaw, the candidate’s ability to carry out his or her duties in the best interests of the Fund and the candidate’s ability to qualify as an Independent Director. A detailed description of the criteria used by the Committee as well as information required to be provided by stockholders submitting candidates for consideration by the Committee are included in Appendix A to Exhibit B.

The executive officers of the Fund are as follows:

Name, Address and Age	Positions With Fund	Term of Office and Length of Time Served	Principal Occupations During Past 5 Years
Lee D. Augsburger (45)	Chief Compliance Officer	Since 2004	Vice President and Chief Compliance Officer (since May 2003) of PI; Vice President and Chief Compliance Officer (since October 2000) of Prudential Investment Management, Inc.; formerly Vice President and Chief Legal Officer-Annuities (August 1999-October 2000) of Prudential Insurance Company of America.

Deborah A. Docs (47)	Secretary and Assistant Secretary	Since 1998 and 1989-1998	Vice President and Corporate Counsel (since January 2001) of Prudential Financial, Inc.; Vice President and Assistant Secretary (since December 1996) of PI; Vice President and Assistant Secretary (since May 2003) of American Skandia Investment Services, Inc.

William V. Healey (51)	Assistant Secretary	Since 2004	Vice President and Associate General Counsel (since 1998) of Prudential; Executive Vice President and Chief Legal Officer (since February 1999) of PI; Senior Vice President, Chief Legal Officer and Secretary (since December 1998) of Prudential Investment Management Services LLC; Executive Vice President and Chief Legal Officer (since February 1999) of Prudential Mutual Fund Services LLC; Vice President and Secretary (since October 1998) of Prudential Investment Management, Inc.; Executive Vice President and Chief Legal Officer (since May 2003) of American Skandia Investment Services, Inc., American Skandia Fund Services, Inc. and American Skandia Advisory Services, Inc.; and Director (June 1999-June 2002 and June 2003-present) of ICI Mutual Insurance Company.

Ronald Watt (58)	President	Since 1998	Director of the Institutional Group of Baring Asset Management Limited and ICSL Limited (since 2003), a consulting company, and President of The Greater China Fund, Inc. (since 1998).

APPROVAL OF MANAGEMENT AGREEMENT

BETWEEN THE FUND AND BARING

ASSET MANAGEMENT (ASIA) LIMITED

(Proposal No. 2)

Background

The sale of the investment management business of the parent of the Investment Manager on March 31, 2005 (discussed below) resulted in a change of control of the Investment Manager, which, pursuant to the 1940 Act, terminated the then current management agreement between the Fund and the Investment Manager. The Fund has been operating since March 31 under a short-term Interim Management Agreement (as defined below) with the Investment Manager, and a long-term management agreement is now proposed for the approval of stockholders. This management agreement provides for the same services at the same fee rates as the agreement that existed prior to the change of control.

On January 18, 2005, in anticipation of the change of control, the Board of Directors of the Fund (the Board), and a majority of the Fund’s Independent Directors voting separately, approved the proposed management agreement (the New Management Agreement), subject to stockholder approval. Also on January 18, the Board, and the Independent Directors voting separately, approved: (i) an amendment to the then current management agreement, effective immediately (the Amended Management Agreement) to reflect a revised fee schedule (described below) requested by the Independent Directors; and (ii) the Interim Management Agreement. The form of New Management Agreement is set forth as Exhibit C.

In advance of the January 18, 2005 Board of Directors’ Meeting (the Board Meeting), the Investment Manager furnished a memorandum to the Board describing the proposed sale of Baring Asset Management’s investment management business, which includes the Investment Manager’s business, to a subsidiary of Massachusetts Mutual Life Insurance Company on or about March 31, 2005 (the Transaction). The Investment Manager informed the Fund of its desire to continue to manage the Fund’s portfolio and, if so appointed, that the change of control of the Investment Manager resulting from the Transaction was not expected to change the investment advisory services or the personnel providing those services to the Fund. Counsel to the Fund advised the Board that: (i) the change of control of the Investment Manager would effect an “assignment” as defined in the 1940 Act and this “assignment” would result in the automatic termination of the Amended Management Agreement on the date the Transaction was consummated; (ii) consequently, the Board, including a majority of its Independent Directors, and stockholders would need to approve the New Management Agreement; and (iii) finally, that between the date of the “assignment” and the date that stockholders approved the New Management Agreement, the Fund would be permitted to operate under an interim investment advisory agreement with the Investment Manager for a period not to exceed 150 days (the Interim Management Agreement), provided that the Board, including a majority of its Independent Directors, approved such agreement and the Fund complied with the other requirements of Rule 15a-4 under the Investment Company Act.

The Amended Management Agreement is identical to the prior investment advisory agreement with the Investment Manager dated May 7, 1999 (the Prior Management Agreement) except for the date and the fee schedule. (The Prior Management Agreement was last continued in effect by the Board and the Independent Directors voting separately, on June 11, 2004.) The Prior Management Agreement provided for a fee at the annual rate of 1.10% of the Fund’s weekly net assets up to $50 million, .90% of such assets between $50 million and $100 million and .70% of such assets in excess of $100 million. The Independent Directors requested that the Investment Manager modify the fee schedule in the Prior Management Agreement; accordingly, the fee schedule in the Amended Management Agreement was modified to provide for a fee at an annual rate of 1.00% of average weekly net assets up to $100 million and .70% of such assets above $100 million. The Board understood that because the Fund’s net assets were above $100 million, this change would have no immediate impact on management fee levels, but would result in a fee reduction should the Fund’s average weekly net assets decrease below $100 million. For the Fund’s fiscal year ended March 31, 2005, the Fund paid the Investment Manager $1,391,556 for its investment management services. During the Fund’s 2005 fiscal year, the Fund paid Barings (Guernsey) Limited, an affiliate and wholly-owned division of Baring Asset Management until March 31, 2005, $111,397 for interest on a loan from April 1, 2004 through April 29, 2004 and January 27, 2005 through March 31, 2005 for an average daily loan balance outstanding of approximately $14,680,000 and an average interest rate of 2.79%. The Fund did not pay any other fees or any brokerage commissions to the Investment Manager or its affiliates nor did the Fund pay any brokerage commissions to the Administrator or its affiliates. Each of the Amended Management Agreement, the Interim Management Agreement and the New Management Agreement may hereinafter be referred to as a Management Agreement, and collectively, as the Management Agreements. As set forth in detail below, the Management Agreements are substantially similar, except for the date, the term (the New Management Agreement will have an initial two-year term, as permitted by the Investment Company Act, with annual renewals thereafter), the regulatory-mandated escrow account for advisory fees payable under the Interim Management Agreement and the notice of termination periods, some of which are dictated by statute or rule.

Terms of the Management Agreements

Pursuant to each of the Management Agreements, the Investment Manager, subject to the supervision of the Fund’s Board of Directors, will manage the Fund’s investments in accordance with the Fund’s investment objective, policies and restrictions and will make investment decisions on behalf of the Fund, including the selection of, and placing of orders with, brokers and dealers to execute portfolio transactions on behalf of the Fund.

Under the Management Agreements, the Investment Manager is not liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which the Management Agreements relate, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it of, its obligations and duties under the Management Agreements or a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act). Subject to the exception set forth in the preceding sentence, the Fund has agreed to indemnify the Investment Manager and its Directors, officers and controlling persons against reasonable legal expenses incurred in the successful defense against any claim arising out of or based upon the performance of the Management Agreements.

The Management Agreements provide that the Investment Manager will bear all expenses of its employees and overhead incurred by it in connection with its duties under the Management Agreements. The Investment Manager further agrees to pay all salaries and fees of the Fund’s Directors and officers who are interested persons (as such term is defined in the 1940 Act) of the Investment Manager. The Fund bears all of its own expenses, including fees of the Fund’s Directors who are not interested persons of any other party to the Management Agreement; out-of-pocket travel expenses for all Directors and other expenses incurred by the Fund in connection with Directors’ meetings; interest expense; taxes and governmental fees; brokerage commissions and other expenses incurred in acquiring or disposing of the Fund’s portfolio securities; expenses of preparing stock certificates; expenses in connection with the issuance, offering, distribution, sale or underwriting of securities issued by the Fund; expenses of registering and qualifying the Fund’s shares for sale with the Securities and Exchange Commission and in various states and foreign jurisdictions;* auditing, accounting, insurance and legal costs; custodian, dividend disbursing and transfer agent expenses; expenses of obtaining and maintaining stock exchange listings of the Fund’s shares; and the expenses of stockholders’ meetings and preparing and distributing proxies and reports to stockholders.

*	The National Securities Markets Improvement Act of 1996 dispensed with the need to submit state registration filings with respect to shares of companies that, like the Fund, are listed on the New York Stock Exchange.

The services of the Investment Manager are not deemed to be exclusive, and nothing in the Management Agreements will prevent it or its affiliates from providing similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities.

The New Management Agreement will become effective upon approval by the stockholders for an initial two-year term. If not sooner terminated, the New Management Agreement will continue in effect for successive periods of 12 months thereafter, provided that each such continuance is specifically approved annually by (i) the vote of a majority of the Fund’s Board of Directors who are not parties to the New Management Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval and (ii) either (a) the vote of a majority of the outstanding voting securities of the Fund, or (b) the vote of a majority of the Fund’s Board of Directors.

The terms of the New Management Agreement state that the agreement may be terminated at any time by the Fund, without penalty, upon vote of a majority of the Fund’s Board of Directors or a majority of the outstanding voting securities of the Fund on 60 days’ written notice to the Investment Manager, or by the Investment Manager upon not less than 90 days’ written notice to the Fund. The Interim Management Agreement may be terminated by the Fund, without penalty, on not more than 10 calendar days’ prior written notice to the Investment Manager. Each of the Management Agreements states that it will terminate automatically in the event of its assignment (as such term is defined in the 1940 Act).

Factors Considered by the Board

Prior to acting on the Management Agreements, the Board and the Independent Directors considered the factors enumerated and discussed below. In preparation for the Board Meeting, the Directors had requested and evaluated materials from the Investment Manager, including performance and expense information for other closed-end investment companies investing in one or more of the Asia Pacific countries derived from data compiled by Standard & Poor’s Micropal (“S&P Micropal”) and Lipper Inc. (“Lipper”), respectively. Prior to voting, the Directors reviewed the Management Agreements with management and with experienced Fund counsel who are independent of the Manager and received a memorandum from such counsel discussing the legal standards for their consideration of the proposed continuance. In reaching their determinations relating to the approvals of the Management Agreements, the Directors considered all factors they believed relevant, including the following:

1.	the impact of the change of control of the Investment Manager resulting from the Transaction;

2.	information comparing the performance of the Fund to other investment companies with similar investment objectives and to the MSCI All Countries Combined Far East Free Ex-Japan Index (the “Index”);

3.	the nature, extent and quality of investment, compliance and other services rendered by the Investment Manager;

4.	the costs borne by, and profitability of, the Investment Manager and its affiliates in providing services to the Fund;

5.	comparative fee and expense data for the Fund and other closed-end investment companies investing in one or more of the Asia Pacific countries;

6.	the extent to which economies of scale would be realized as the Fund grows and whether fee levels reflect these economies of scale for the benefit of investors;

7.	the Investment Manager’s policies and practices regarding allocation of portfolio transactions of the Fund, including the extent to which the Investment Manager benefits from soft dollar arrangements;

8.	fall-out benefits that the Investment Manager and its affiliates receive from their relationships to the Fund;

9.	information about fees charged by the Investment Manager to other clients with similar investment objectives;

10.	the professional experience and qualifications of the Fund’s portfolio management team and other senior personnel of the Investment Manager; and

11.	the terms of the Management Agreements.

Based on their experience gained as Fund Directors, the Directors also considered their knowledge of the nature and quality of the services provided by the Investment Manager to the Fund and their overall confidence in the Investment Manager’s integrity and competence. The Directors noted the representation of the Investment Manager that its change of control resulting from the Transaction was not expected to change the investment advisory services nor the personnel providing those services to the Fund.

In their deliberations, the Directors did not identify any particular information that was all-important or controlling, and each Director attributed different weights to the various factors.

The Directors determined that the overall arrangements between the Fund and the Investment Manager, as provided in the Management Agreements, were fair and reasonable in light of the services performed, expenses incurred and such other matters as the Directors considered relevant in the exercise of their reasonable judgment.

The material factors and conclusions that formed the basis for the Directors’ reaching their determinations to approve each Management Agreement (including their determinations that the Investment Manager should continue to be the investment adviser for the Fund and that the fees payable to the Investment Manager pursuant to the Management Agreement are appropriate) were separately discussed by the Directors.

Nature, extent and quality of services provided by the Investment Manager

The Directors noted that under each Management Agreement, the Investment Manager, subject to the supervision of the Directors, manages, in accordance with the Fund’s stated investment objective, policies and limitations, the Fund’s investments and makes investment decisions on behalf of the Fund, including the selection of and placing of orders with brokers and dealers to execute portfolio transactions on behalf of the Fund. The Investment Manager pays all salaries and fees of the Fund’s Directors and officers who are “interested persons” (as defined under the Investment Company Act) of the Investment Manager. The Directors noted that the Investment Manager also pays the salaries and travel expenses, including attendance at Board Meetings and road shows, of the portfolio Investment Manager. The Directors also recognized that the Investment Manager provides additional services apart from its investment services, such as reports to the Board regarding changes in the Fund’s portfolio holdings, liaison services with shareholder servicing agents, and the provision of regulatory compliance reports and portfolio transaction allocations.

The Directors considered the scope and quality of services provided by the Investment Manager under the Prior Management Agreement and noted that the scope of services provided had expanded over time as a result of regulatory and other developments. For example, the Directors noted that the Investment Manager is responsible for maintaining and monitoring its own, and certain aspects of the Fund’s, compliance program, and these compliance programs have recently been refined and enhanced in light of new regulatory requirements. The Directors considered the quality of the investment research capabilities of the Investment Manager and the other resources it has dedicated to performing services for the Fund. The Directors concluded that they were satisfied with the nature, extent and quality of services provided to the Fund under the Prior Management Agreement, noting that the terms of the proposed services under the Management Agreements were identical to the terms of the services under the Prior Management Agreement.

Cost of Services Provided and Profitabiltiy

The Directors reviewed a schedule of the expenses and assets under management for 2004 and the estimated profitability of the Prior Management Agreement to the Investment Manager for 2004. The Directors reviewed the Investment Manager’s memorandum describing the assumptions and methods of allocation of estimated costs of managing the Fund in 2004 and in preparing Fund-specific profitability data.

The Directors recognized that it is difficult to make comparisons of profitability from fund advisory contracts because comparative information is not generally publicly available and is affected by numerous factors, including the structure of the particular adviser, the types of funds it manages, its business mix, numerous assumptions regarding allocations and the adviser’s capital structure and cost of capital. In considering profitability information, the Directors considered the effect of fall-out benefits on the Investment Manager’s expenses. The Directors focused on profitability of the Investment Manager’s relationship with the Fund before taxes. The Directors recognized that the Investment Manager should generally be entitled to earn a reasonable level of profits for the services it provides to the Fund and, based on their review, concluded that they were satisfied that the Investment Manager’s level of profitability from its relationship with the Fund was not excessive.

Fall-Out Benefits

The Directors considered that the Investment Manager benefits from soft dollar arrangements whereby it receives brokerage and research services from many of the brokers and dealers that execute purchases and sales of securities on behalf of its clients, including the Fund. They considered the Investment Manager’s presentation at the Board Meeting regarding the Investment Manager’s soft dollar arrangements. The Directors noted the Investment Manager’s representation that the achievement of best execution is the overriding policy in all soft dollar transactions. At the Board Meeting, the Directors received and reviewed information concerning the Investment Manager’s policy on soft dollar arrangements, which included a description of the type of brokerage and research services the Investment Manager receives and a list of firms providing third-party research and brokerage to the Investment Manager. The Directors recognized that the Investment Manager’s profitability would be somewhat lower if it did not receive research for soft dollars. The Directors also believe that the Investment Manager derives reputational and other benefits from its association with the Fund.

Investment Results

The Directors considered the investment results of the Fund as compared to other funds investing in Asia Pacific countries as provided by S&P Micropal. In addition to the information reviewed by the Directors in connection with the Board Meeting, the Directors receive detailed comparative performance information for the Fund at each regular Board meeting during the year, such as the Fund’s performance relative to the Index for each month since the last regularly-scheduled meeting of the Board. The Directors reviewed the Fund’s performance compared to the Index for each of the 4 months and for the cumulative 12-month period ended December 31, 2004, and they found the Fund’s performance to be competitive. At the Board Meeting, the Directors also reviewed information showing performance of the Fund compared to funds in the S&P Micropal Universe of Asia Pacific funds over the 1-, 2-, 3-, 4-, 5- and 7-year periods. The Directors noted that the Fund’s net asset value performance had been above the S&P Micropal average for Asia Pacific funds for all periods, except the 2-year period. Based on their review and discussion, the Directors concluded that the Fund’s investment performance was satisfactory.

Advisory Fees and Other Expenses

The Directors considered the advisory fee rate paid by the Fund to the Investment Manager and information prepared by Lipper concerning fee rates paid by other funds in the same Lipper category as the Fund, that is, “Pacific Ex Japan Funds.” The Directors recognized that it is difficult to make comparisons of advisory fees because there are variations in the services that are included in the fees paid by other funds. Nonetheless, the Directors noted that the Fund’s advisory fee as a percentage of average net assets was competitive with the average, the median and the dollar-weighted average of Lipper’s Pacific Ex Japan Funds. In considering the comparative information on fees, the Directors considered both the advisory fee rate and the fee rate under the Fund’s administration agreement.

The Directors also considered the fees the Investment Manager charges the only other registered investment company it manages, which invests in China, with the Investment Manager’s other clients with investment objectives similar to those of the Fund. The Directors noted that the Investment Manager’s only other registered investment company client’s advisory fee schedule and combined advisory/administrative fee schedule were each higher than the Fund’s comparable fee schedules. They also noted that the advisory fee schedules for other institutional accounts with a comparable investment objective were lower and the Investment Manager’s representation that fees charged to these accounts were lower because they did not entail the same regulatory, supervisory nor compliance costs that are incurred with respect to registered closed-end funds. The Investment Manager indicated that for some of these other institutional clients there are also performance fees. The Directors noted that the application of such institutional fee schedule to the Fund’s level of assets would have resulted in a fee that would have been significantly lower than that resulting from the Management Agreements.

The Investment Manager reviewed with the Directors the significant differences in the scope of services it provides to institutional clients and to the Fund. For example, the Management Agreements contemplate, in addition to investment advice, the Investment Manager’s providing certain Directors and officers (such as the President and CEO of the Fund who provides required certifications pursuant to the Sarbanes-Oxley Act of 2002). The Investment Manager explained that these services normally are not provided to non-investment company clients and that fees charged to the Fund reflect the costs and risks of the additional obligations. In light of these facts, the Directors did not place significant weight on the fee comparisons with institutional accounts.

The Directors also considered the annualized total expense ratio for the Fund’s semi-annual period ended September 30, 2004 in comparison to the expense ratios of funds within Lipper’s Pacific Ex Japan Funds category. The Directors noted that it was below the Lipper average and the Lipper median and thus concluded that the Fund’s expense ratio was competitive.

The information reviewed by the Directors showed that at the Fund’s then current size, the Fund’s effective fee rate under the Management Agreements was .93%, and the Fund’s effective combined advisory/administration fee rate was below the Lipper average and the Lipper median.

Economies of Scale

The Directors noted that the advisory fee schedule for the Fund contains a breakpoint at $100 million so that, when assets exceed the breakpoint, the fee rate is reduced from 1.00% to .70% on the incremental assets. The Directors recognized that there is no direct relationship between the economies of scale realized by funds and those realized by the Investment Manager as assets increase, largely because economies of scale are realized (if at all) by the Investment Manager across a variety of products and services, and not only in respect of a single fund. The Directors do not believe there is a uniform methodology for establishing breakpoints that give effect to fund-specific services provided by the Investment Manager and to the economies of scale that the Investment Manager may realize in its overall investment management business or those components of it which directly or indirectly affect the Fund’s operations. The Directors observed that in the mutual fund industry as a whole, as well as among funds similar to the Fund, there is no uniformity or pattern in the fees and asset levels at which breakpoints (if any) apply. Depending on the age and size of a particular fund and its adviser’s cost structure, different conclusions can be drawn as to whether there are economies of scale to be realized at any particular level of assets, notwithstanding the intuitive conclusion that such economies exist, or will be realized at some level of total assets. Moreover, because different advisers have different cost structures and service models, it is difficult to draw meaningful conclusions from the comparison of a fund’s advisory fee breakpoints with those of comparable funds. The Directors also noted that the advisory agreements for many competitor funds do not have breakpoints at all. Having taken these factors into account, the Directors concluded that the Fund’s breakpoint arrangements established a reasonable basis for realizing economies of scale.

Baring Asset Management (Asia) Limited

The Investment Manager, Baring Asset Management (Asia) Limited, is a Hong Kong corporation and its address is Edinburgh Tower, 15 Queen’s Road Central, Hong Kong. The principal executive officer of the Investment Manager is David J. Brennan, Chairman, who together with Peter C. Cairns, Director and Regional Chief Operating Officer; Khiem T. Do, Director and Head of Asian Equities; Gerry J.Y. Ng, Managing Director; and Iris S.T. To, Director—Corporate Accounts, constitute the Investment Manager’s Board of Directors. The address of each of these persons is 19th Floor, Edinburgh Tower, The Landmark, 15 Queen’s Road Central, Hong Kong, and the principal occupation of each is their employment with the Investment Manager and its affiliates.

The basis of the current ownership of the Investment Manager is as follows:

(a)	The Investment Manager is a wholly-owned direct subsidiary of Baring Asset Management (Asia) Holdings Limited, 19th Floor, Edinburgh Tower, The Landmark, 15 Queen’s Road Central, Hong Kong, which in turn is a wholly-owned direct subsidiary of Baring Asset Management U.K. Holdings Limited, 155 Bishopsgate, London, EC2M 3XY.

(b)	Baring Asset Management UK Holdings Limited is a wholly-owned direct subsidiary of Baring International Investment Management Limited, 19th Floor, Edinburgh Tower, The Landmark, 15 Queen’s Road Central, Hong Kong, which in turn is a wholly-owned direct subsidiary of Baring International Investment Management Holdings Limited, 155 Bishopsgate, London, EC2M 3XY.

(c)	Baring International Investment Management Holdings Limited is a wholly-owned direct subsidiary of Baring Asset Management Limited, 155 Bishopsgate, London, EC2M 3XY, which in turn is a wholly-owned direct subsidiary of MassMutual Holdings (Bermuda) Limited, Canon’s Court, 22 Victoria Street, Hamilton, HM12, Bermuda.

(d)	MassMutual Holdings (Bermuda) Limited is a wholly-owned subsidiary of MassMutual Holding LLC, 1295 State Street, Springfield, MA 01111, which in turn is a wholly-owned subsidiary of Massachusetts Mutual Life Insurance Company, 1295 State Street, Springfield, MA 01111, the ultimate parent of the Investment Manager.

The Investment Manager also acts as investment adviser to The Greater China Fund, Inc., which had total net assets as of April 30, 2005 of US $227.9 million, and receives compensation in connection therewith at an annual rate of 1.25% of average weekly net assets.

THE DIRECTORS OF THE FUND RECOMMEND THAT YOU VOTE “FOR” THIS PROPOSAL NO. 2.

OTHER MATTERS

No business other than as set forth herein is expected to come before the Meeting, but should any other matter requiring a vote of stockholders properly come before the Meeting, including any question as to an adjournment of the Meeting, the persons named in the enclosed proxy will vote thereon according to their discretion in the interests of the Fund.

STOCKHOLDER PROPOSALS

The deadline for submitting stockholder proposals for inclusion in the Fund’s proxy statement and form of proxy for the Fund’s Annual Meeting of Stockholders in 2006 is                 , 2006. Any stockholder proposal that is intended to be presented at such Annual Meeting, but not submitted for inclusion in the Fund’s proxy statement and form of proxy in accordance with the foregoing sentence, must be received by the Fund’s Secretary at the address indicated on the first page of this Proxy Statement no earlier than                 , 2006 and no later than                 , 2006. Any such proposal received after such date will be considered untimely and will be excluded from consideration at the next Annual Meeting in accordance with the Fund’s Advance Notice Bylaw. The mere submission of a proposal or notice of proposal by a stockholder does not guarantee that such proposal will be included in the proxy statement or otherwise considered at such Annual Meeting because certain federal rules and the Fund’s Advance Notice Bylaw, respectively, must be complied with before consideration of the proposal is required.

Dated: July 5, 2005	Deborah A. Docs
Secretary

STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Exhibit A

THE ASIA PACIFIC FUND, INC.

(THE “FUND”)

AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to a charter that was last amended and restated by the Board on January 20, 2004 (the “Charter”). The purposes of the Audit Committee are to 1) assist the Board of Directors in its oversight of (i) the integrity of the Fund’s financial statements; (ii) the Fund’s compliance with legal and regulatory requirements; (iii) the independent auditors’ qualifications and independence; and (iv) the performance of the independent auditors; and 2) prepare this report. As set forth in the Charter, management of the Fund, and applicable service providers, are responsible for the preparation, presentation and integrity of the Fund’s financial statements and for the effectiveness of internal control over financial reporting. Management and applicable service providers are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal control over financial reporting and other procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Fund’s annual financial statements.

In performing its oversight function, the Committee has considered and discussed with management and the independent auditors the Fund’s audited financial statements for its fiscal year ended March 31, 2005. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee has also considered whether the provision of any non-audit services not pre-approved by the Audit Committee provided by the Fund’s independent auditors to the Fund’s investment adviser or to any entity controlling, controlled by or under common control with the Fund’s investment adviser that provides ongoing services to the Fund is compatible with maintaining the auditors’ independence. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors the auditors’ independence.

The members of the Audit Committee are not full-time employees of the Fund and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Fund’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Fund’s independent auditors are in fact “independent.”

The Audit Committee met on May 18, 2005 to consider and discuss the financial statements as of and for the fiscal year ended March 31, 2005 with management and the independent auditors.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board of Directors of the Fund that the audited financial statements of the Fund be included in the Fund’s Annual Report to Stockholders for its fiscal year ended March 31, 2005.

SUBMITTED BY THE AUDIT COMMITTEE

OF THE FUND’S BOARD OF DIRECTORS

Robert H. Burns

Michael J. Downey

Duncan M. McFarland

David G. P. Scholfield

Nicholas T. Sibley

Dated: May 18, 2005

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Exhibit B

The Asia Pacific Fund, Inc.

Governance and Nominating Committee Charter

(Adopted as of January 18, 2005)

The Board of Directors (the “Board”) of The Asia Pacific Fund, Inc. (the “Fund”) has adopted this Charter to govern the activities of the Governance and Nominating Committee (the “Committee”) of the Board. This Charter supersedes the Nominating Committee Charter previously adopted by the Board.

Statement of Purposes and Responsibilities

The purpose of the Committee is to assist the Board in carrying out its responsibilities with respect to governance of the Fund and the selection, nomination, evaluation and compensation of members of the Board in accordance with applicable laws, regulations, stock exchange requirements and industry best practices. The primary responsibilities of the Committee are:

•	to monitor and evaluate industry and legal developments affecting corporate governance and recommend from time to time appropriate policies and procedures for adoption by the Board;

•	to monitor, evaluate and make recommendations to the Board with respect to the structure, size and functioning of the Board and its committees;

•	to identify, consider and recommend to the Board for nomination and re-nomination individuals who are qualified to become and continue as members of the Board or its committees, and to propose qualifications, policies and procedures relating thereto, including modifications to those set forth in the Fund’s Bylaws, resolutions of the Board and this Charter;

•	to assist the Board in establishing standards and policies for continuing Board membership and procedures for the evaluation of the performance of the Board and its committees;

•	to review and make recommendations to the Board regarding compensation of Board and committee members and staffing for Board and committee chairmen; and

•	review and recommend to the Board appropriate insurance coverage.

Organization and Operation

The Committee shall be composed of as many members as the Board shall determine in accordance with the Fund’s Bylaws, but in any event not less than two. The Committee must consist entirely of Board members who are not “interested persons” of the Fund (“Independent Directors”), as defined in Section 2(a)(19) of the Investment Company Act of 1940 (the “1940 Act”). The Board may remove or replace any member of the Committee at any time in its sole discretion. One or more members of the Committee may be designated by the Board as the Committee’s chairman or co-chairman, as the case may be.

Committee meetings shall be held in accordance with the Fund’s Bylaws as and when the Committee or the Board determines necessary or appropriate. Except as may be otherwise set forth in the Fund’s Bylaws or the Board may otherwise provide, the chairman, a co-chairman or any two members of the Committee may set the time and place of its meeting.

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to subcommittees of the Committee, which may consist of one or more members.

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management.

Governance and Evaluation

The Committee will assist the Board in vetting the independence of Board members and the financial expertise of Audit Committee members. It will review and make recommendations to the Board from time to time on corporate governance matters, such as:

•	size of the Board and desired qualifications and expertise of Board members;

•	appropriate Board committees, their size and membership;

•	scheduling, agendas and minuting of Board and committee meetings;

•	adequacy and timeliness of information provided to the Board and committees;

•	expectations of Board members, including attendance at meetings, continuing education and ownership of shares of the Fund;

•	periodic evaluations of Board and committee performance; and

•	retirement, rotation and re-nomination policies for Board and committee members.

Nominations for Board Membership

The Committee will identify, evaluate and recommend to the Board candidates for membership on the Board in accordance with policies and procedures of the Fund in effect from time to time. The Nominating Committee should meet to establish the slate for election of directors at the annual meeting of stockholders each year. The Committee may, but is not required to, retain a third party search firm at the Fund’s expense to identify potential candidates.

Qualifications for Nominees to the Board

The Committee will consider the candidate’s ability to satisfy the qualifications set forth in Article III, Section 2(c) of the Fund’s Bylaws (“Qualification Bylaw”) and may take into account a wide variety of additional factors in considering candidates for membership on the Board, including (but not limited to): (i) the candidate’s knowledge in matters relating to the investment company industry; (ii) any experience possessed by the candidate as a director/trustee or senior officer of other public companies; (iii) the candidate’s educational background; (iv) the candidate’s reputation for high ethical standards and personal and professional integrity; (v) any specific financial, technical or other expertise possessed by the candidate, and the extent to which such expertise would complement the Board’s existing mix of skills and qualifications; (vi) the candidate’s perceived ability to contribute to the on-going functions of the Board, including the candidate’s ability and commitment to attend meetings regularly, work collaboratively with other members of the Board and carry out his or her duties in the best interests of the Fund; (vii) the candidate’s ability to qualify as an Independent director for purposes of the 1940 Act and any other standards of independence that may be relevant to the Fund; and (viii) such other factors as the Committee determines to be relevant in light of the existing composition of the Board and any anticipated vacancies or other factors.

Identification of Nominees

In identifying potential nominees for the Board, the Committee may consider candidates recommended by one or more of the following sources: (i) the Fund’s current Board members, (ii) the Fund’s officers, (iii) the Fund’s investment manager or administrator, (iv) the Fund’s stockholders (see below) and (v) any other source the Committee deems to be appropriate. The Committee will not consider self-nominated candidates.

Consideration of Candidates Recommended by Stockholders

The Committee will consider and evaluate nominee candidates properly submitted by stockholders on the same basis as it considers and evaluates candidates recommended by other sources. Appendix A to this Charter, as

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it may be amended from time to time by the Committee, sets forth qualifications and procedures that must be met or followed by stockholders to submit properly a nominee candidate to the Committee (recommendations not properly submitted will not be considered by the Committee).

Compensation and Insurance

The Committee shall evaluate periodically, and make recommendations to the Board with respect to, the level and structure of the compensation of Board members (including compensation for serving on committees of the Board or as chairman or co-chairman of the Board or a committee) and the appropriateness and level of staffing for the Chairman of the Board and committee chairmen. The Committee shall consider, to the extent reasonably available, industry practices for compensation of members and chairmen of boards and committees and in providing staff to such chairmen.

The Committee shall also evaluate periodically and make recommendations to the Board with respect to the adequacy and appropriateness of insurance coverage and premiums.

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Appendix A

Procedures for the Committee’s Consideration of Candidates Submitted by Stockholders

A candidate for nomination as a Board member submitted by a stockholder will not be deemed to be properly submitted to the Committee for the Committee’s consideration unless the following qualifications have been met and procedures followed:

1.	A stockholder or group of stockholders (referred to in either case as a “Nominating Stockholder”) that, individually or as a group, has beneficially owned at least 5% of the Fund’s common stock for at least two years prior to the date the Nominating Stockholder submits a candidate for nomination as a Board member may submit one candidate to the Committee for consideration at an annual meeting of stockholders.

2.	The Nominating Stockholder must submit any such recommendation (a “Stockholder Recommendation”) in writing to the Fund, to the attention of the Secretary, at the address of the principal executive offices of the Fund.

3.	The Stockholder Recommendation must be delivered to or mailed and received at the principal executive offices of the Fund not less than 120 calendar days before the date of the Fund’s proxy statement released to stockholders in connection with the previous year’s annual meeting.

4.	The Stockholder Recommendation must include: (i) a statement in writing setting forth (A) the name, date of birth, business address and residence address of the person recommended by the Nominating Stockholder (the “candidate”); (B) any position or business relationship of the candidate, currently and within the preceding five years, with the Nominating Stockholder or an Associated Person of the Nominating Stockholder; (C) the number of all shares of the Fund owned of record or beneficially by the candidate, as reported to such Nominating Stockholder by the candidate; (D) any other information regarding the candidate that is required to be disclosed about a nominee in a proxy statement or other filing required to be made in connection with the solicitation of proxies for election of members of the Board pursuant to Section 20 of the 1940 Act and the rules and regulations promulgated thereunder; (E) whether the Nominating Stockholder believes that the candidate is or will be an “interested person” of the Fund (as defined in the 1940 Act) and, if believed not to be an “interested person,” information regarding the candidate that will be sufficient for the Fund to make such determination; (F) information sufficient for the Committee to determine that the candidate satisfies the Qualification Bylaw; and (G) information as to the candidate’s knowledge of the investment company industry, experience as a director/trustee or senior officer of public companies, memberships on the boards of other registered investment companies and educational background; (ii) the written and signed consent of the candidate to be named as a nominee and to serve as a member of the Board if elected; (iii) the written and signed agreement of the candidate to complete a directors’ and officers’ questionnaire if elected; (iv) the Nominating Stockholder’s name as it appears on the Fund’s books and consent to be named as such by the Fund; (v) the number of all shares of the Fund owned beneficially and of record by the Nominating Stockholder and any Associated Person of the Nominating Stockholder and the dates on which such shares were acquired, specifying the number of shares owned beneficially, but not of record, by each and identifying the nominee holders for the Nominating Stockholder and each such Associated Person of the Nominating Stockholder; and (vi) a description of all arrangements or understandings between the Nominating Stockholder, the candidate and/or any other person or persons (including their names) pursuant to which the recommendation is being made by the Nominating Stockholder. “Associated Person of the Nominating Stockholder” as used in this paragraph 4 means any person required to be identified pursuant to clause (vi) and any other person controlling, controlled by or under common control with, directly or indirectly, the Nominating Stockholder or any person required to be identified pursuant to clause (vi).

5.	The Committee may require the Nominating Stockholder to furnish such other information as it may reasonably require or deem necessary to verify any information furnished pursuant to paragraph 4 above or to determine the qualifications and eligibility of the candidate proposed by the Nominating Stockholder to serve on the Board. If the Nominating Stockholder fails to provide such other information in writing within seven days of receipt of written request from the Committee, the recommendation of such candidate as a nominee will be deemed not properly submitted and will not be considered by the Committee.

Exhibit C

THE ASIA PACIFIC FUND, INC.

INVESTMENT MANAGEMENT AGREEMENT

AGREEMENT dated as of             , 2005, between The Asia Pacific Fund, Inc. (“Fund”), a Maryland corporation registered under the Investment Company Act of 1940 (“the 1940 Act”), and Baring Asset Management (Asia) Limited, a Hong Kong corporation (“Investment Manager”).

1. Investment Manager.

1.1 The Investment Manager will manage, in accordance with the Fund’s stated investment objective, policies and limitations and subject to the supervision of the Fund’s Board of Directors, the Fund’s investments and make investment decisions on behalf of the Fund, including the selection of and placing of orders with brokers and dealers to execute portfolio transactions on behalf of the Fund.

1.2 The Fund will pay the Investment Manager a fee at the annual rate of 1.00% of the Fund’s average weekly net assets up to U.S. $100 million and 0.70% of such amounts in excess of U.S. $100 million, computed on the basis of net asset value at the end of each week and payable at the end of each calendar month.

2. Expenses. The Investment Manager shall bear all expenses of its employees and overhead incurred by it in connection with its duties under this Agreement and shall pay all salaries and fees of the Fund’s directors and officers who are interested persons (as defined in the 1940 Act) of the Investment Manager. The Fund will bear all of its own expenses, including fees of the Fund’s directors who are not interested persons (as defined in the 1940 Act) of any other party; out-of-pocket travel expenses for all directors and other expenses incurred by the Fund in connection with meetings of directors; interest expense; taxes and government fees; brokerage commissions and other expenses incurred in acquiring or disposing of the Fund’s portfolio securities; expenses of preparing stock certificates; expenses in connection with the issuance, offering, distribution, sale or underwriting of securities issued by the Fund; expenses of registering and qualifying the Fund’s shares for sale with the Securities and Exchange Commission and in various states and foreign jurisdictions; auditing, accounting, insurance and legal costs; custodian, dividend disbursing and transfer agent expenses; expenses of obtaining and maintaining stock exchange listings of the Fund’s shares; and the expenses of stockholders’ meetings and of the preparation and distribution of proxies and reports to stockholders.

3. Liability and Indemnity. The Investment Manager shall not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it of its obligations and duties under, this Agreement. The Fund agrees to indemnify and hold harmless the Investment Manager and its directors, officers and controlling persons against reasonable legal expenses incurred by each of them in such a successful defense against any claims to which the Investment Manager or such person may become subject that arises out of or is based upon the services to be performed by the Investment Manager under this Agreement.

4. Services Not Exclusive. It is understood that the services of the Investment Manager are not deemed to be exclusive, and nothing in this Agreement shall prevent the Investment Manager, or any of its affiliates, from providing similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities. When other clients of the Investment Manager desire to purchase or sell a security at the same time such security is purchased or sold for the Fund, such purchases and sales will be allocated among such clients and the Fund in a manner believed by the Investment Manager to be equitable to such clients and the Fund.

5. Duration and Termination. This Agreement shall be effective for an initial term of two years from its date of execution and shall continue in effect thereafter for successive periods of twelve months, provided that each such continuance shall be specifically approved annually by the vote of a majority of the Fund’s Board of Directors who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval and either (a) the vote of a majority of the outstanding voting securities of the Fund, or (b) the vote of a majority of the Fund’s Board of Directors. Notwithstanding the foregoing, this Agreement may be terminated by the Fund, without the payment of any penalty, upon vote of a majority of the Fund’s Board of Directors or a majority of the outstanding voting securities of the Fund, at any time upon not less than 60 days’ prior written notice to the Investment Manager, or by the Investment Manager upon not less than 90 days’ written notice to the Fund. This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

6. Miscellaneous.

6.1 This Agreement shall be construed in accordance with the laws of the State of New York, provided that nothing herein shall be construed as being inconsistent with the 1940 Act and any rules, regulations and orders thereunder.

6.2 The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

6.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to that extent, the provisions of the Agreement shall be deemed to be severable.

6.4 Nothing herein shall be construed as constituting any party an agent of the Fund or of any other party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

THE ASIA PACIFIC FUND, INC.

By:
Robert F. Gunia
Vice President

BARING ASSET MANAGEMENT (ASIA) LIMITED

By:
David J. Brennan
Chairman

C-2

PRELIMINARY COPY

THE ASIA PACIFIC FUND, INC.

GATEWAY CENTER THREE

NEWARK, NEW JERSEY 07102-4077

Proxy for the Annual Meeting of Stockholders, August 10, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder of The Asia Pacific Fund Inc. hereby appoints                      and Jeffrey A. Byer as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of The Asia Pacific Fund, Inc. held of record by the undersigned on June 30, 2005 at the Annual Meeting of Stockholders to be held on August 10, 2005, or any postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND FOR PROPOSAL NO. 2, AND IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES HEREIN.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________

☒	Please mark votes as in this example.	3433

THE ASIA PACIFIC FUND, INC.	The Board of Directors recommends you vote “FOR” both Proposals.
	1.	Election of Directors. Class I (Term Expiring in 2008)
(01) Olarn Chaipravat
(02) Michael J. Downey
(03) Duncan M. McFarland
			FOR ALL NOMINEES	☐	☐	WITHHOLD FROM ALL NOMINEES
☐
For all nominees except as noted above

	2.	Approval of Investment Management Agreement between the Fund and Baring Asset Management (Asia) Limited.			For ☐	Against ☐	Abstain ☐

	Mark box at right if an address change has been noted on the reverse side of this card.						☐

Please be sure to sign and date this Proxy.

Stockholder		Co-owner
sign here:	Date:	sign here:	Date: